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                                ASSETS FOR CASH

                              PURCHASE AGREEMENT



                         ACQUISITION OF THE ASSETS OF
                       DOMAIN MANUFACTURING CORPORATION
                                      BY
                            BROOKS AUTOMATION, INC.



                             DATED: JUNE 23, 1999

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________________________________________________________________________________

                      ASSETS FOR CASH PURCHASE AGREEMENT
                      ----------------------------------

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
ARTICLE 1.  PURCHASE AND SALE OF ASSETS....................................    1

   1.1    Sale of Assets...................................................    1

   1.2    No Assumption of Liabilities.....................................    2

   1.3    Purchase Price and Payment.......................................    3

   1.4    Time and Place of Closing........................................    3

   1.5    Delivery of Assumption of Liabilities............................    4

   1.6    Transfer of Subject Assets.......................................    4

   1.7    Delivery of Records and Contracts................................    4

   1.8    Third Party Consents for Contracts with Domain Software
          Solutions, Ltd...................................................    4

   1.9    Further Assurances...............................................    5

   1.10   Purchase Price Allocation........................................    5

ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF SELLER AND PARENT..............    6

   2.1    Organization and Qualification of Seller.........................    6

   2.2    Subsidiaries; Other Investments..................................    6

   2.3    Stock Ownership and Foreign Affiliates...........................    6

   2.4    Authorization of Transaction.....................................    6

   2.5    Present Compliance with Obligations and Laws.....................    7

   2.6    No Conflict of Transaction With Obligations and Laws.............    7

   2.7    Financial Statements.............................................    8

   2.8    Absence of Undisclosed Liabilities...............................    8

   2.9    Conduct of Business; Absence of Certain Changes..................    8

____________________________________________________________________________
                                                                         (i)

   2.10   Payment of Taxes................................................   9

   2.11   Title to Properties; Liens; Condition of Properties.............  10

   2.12   Collectibility of Receivables...................................  11

   2.13   Intellectual Property Rights....................................  12

   2.14   Contracts and Commitments.......................................  13

   2.15   ERISA and Employee Benefits.....................................  15

   2.16   Employee Relations..............................................  17

   2.17   Environmental Matters...........................................  17

   2.18   FDA Government Authorizations...................................  18

   2.19   Warranty or Other Claims........................................  18

   2.20   Litigation......................................................  18

   2.21   Borrowings and Guarantees.......................................  19

   2.22   Insurance.......................................................  19

   2.23   Finder's Fee....................................................  20

   2.24   Transactions with Interested Persons............................  20

   2.25   Absence of Sensitive Payments...................................  20

   2.26   Year 2000.......................................................  20

   2.27   Copies of Documents.............................................  21

   2.28   Disclosure of Material Information..............................  21

ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF BUYER........................  21

   3.1    Organization of Buyer...........................................  21

   3.2    Authorization of Transaction....................................  21

   3.3    No Conflict of Transaction With Obligations and Laws............  21

   3.4    Litigation......................................................  22

____________________________________________________________________________
                                                                        (ii)

   3.5    Finder's Fees...................................................  22

ARTICLE 4. COVENANTS OF THE PARTIES.......................................  22

   4.1    Conduct of Business.............................................  22

   4.2    Employee/Employee Compensation..................................  22

   4.3    ERISA and Employee Benefits.....................................  22

   4.4    Certain Employment Costs........................................  23

   4.5    Cooperation on Certain Matters Post Closing.....................  23

ARTICLE 5. CONDITIONS TO OBLIGATIONS OF BUYER.............................  24

   5.1    Representations; Warrantees; Covenants..........................  24

   5.2    Release of Encumbrances.........................................  24

   5.3    Proprietary Information Agreements..............................  24

   5.4    Consents of Third Parties.......................................  24

   5.5    Opinion of Parent's Counsel.....................................  24

   5.6    Real Property Leases; Leasehold Title Insurance.................  25

   5.7    Absence of Certain Litigation...................................  25

   5.8    No Bankruptcy...................................................  25

ARTICLE 6. CONDITIONS TO OBLIGATIONS OF SELLER AND PARENT.................  25

   6.1    Representations; Warranties; Covenants..........................  25

   6.2    Absence of Certain Litigation...................................  26

   6.3    No Bankruptcy...................................................  26

ARTICLE 7. INDEMNIFICATION................................................  26

   7.1    Definitions.....................................................  26

   7.2    Indemnification by Seller and Parent............................  27

   7.3    Indemnification by Buyer........................................  29

____________________________________________________________________________
                                                                       (iii)

   7.4    Defense of Third Party Actions..................................  31

   7.5    Miscellaneous...................................................  32

   7.6    Payment of Indemnification......................................  32

ARTICLE 8. TERMINATION OF AGREEMENT.......................................  32

   8.1    Termination.....................................................  32

   8.2    Effect of Termination...........................................  32

   8.3    Right to Proceed................................................  33

ARTICLE 9. MISCELLANEOUS..................................................  33

   9.1    Survival of Warranties..........................................  33

   9.2    Fees and Expenses...............................................  33

   9.3    Notices.........................................................  33

   9.4    Publicity and Disclosures.......................................  35

   9.5    Confidentiality.................................................  35

   9.6    Time Period.....................................................  35

   9.7    Entire Agreement................................................  35

   9.8    Severability....................................................  35

   9.9    Assignability...................................................  35

   9.10   Amendment.......................................................  35

   9.11   Governing Law...................................................  36

   9.12   Remedies........................................................  36

   9.13   Counterparts....................................................  36

   9.14   Effect of Table of Contents and Headings........................  36

   List of Schedules and Exhibits.........................................  38

____________________________________________________________________________
                                                                        (iv)

                      ASSETS FOR CASH PURCHASE AGREEMENT
                      ----------------------------------

     This AGREEMENT is entered into as of June 23, 1999 among Brooks Automation, Inc. a Delaware corporation with its principal place of business in Chelmsford, Massachusetts (the "Buyer"), Domain Manufacturing Corporation, a Delaware corporation with its principal place of business in Boca Raton, Florida (the "Seller"), and Domain Solutions Corporation, a Delaware corporation with its principal place of business in Lexington, Massachusetts, being the holder of all of the issued and outstanding capital stock of Seller (the "Parent").

                                   RECITALS
                                   --------

     WHEREAS, Buyer and Seller have previously entered into a purchase agreement dated May 14, 1999 (the "Patterns Purchase Agreement") pursuant to which the Buyer purchased all of the properties, assets and business used in the conduct of the Patterns Product Line Business (as therein defined) for a purchase price of $1,000,000;

     WHEREAS, Buyer wishes to acquire substantially all of the properties and assets of Seller and certain of those of Foreign Affiliates (as hereinafter defined), and Seller wishes to convey such assets to Buyer, subject to the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration for the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1.  PURCHASE AND SALE OF ASSETS

     1.1  Sale of Assets.
          --------------

          (a) Subject to the provisions of this Agreement and except as expressly excluded in paragraph (c), Seller agrees to sell and Buyer agrees to purchase, at the Closing (as defined in Section 1.5 hereof), all of the properties, assets and business of Seller of every kind and description, tangible and intangible, real, personal or mixed, and wherever located, including without limitation all assets shown or reflected on the Base Balance Sheet (as defined in Section 2.7 hereof) of Seller. The assets, property and business to be sold to and purchased by Buyer under this Agreement (including paragraph (b) below) are hereinafter sometimes referred to as the "Subject Assets".

          (b) In addition, Seller or Parent will cause the various Foreign Affiliates as defined in Section 2.3 hereof to sell, and Buyer agrees to purchase, at the Closing, only those specific assets of the Foreign Affiliates which are listed on Schedule 1.1(b) hereof. The assets and properties of the
                     ---------------
Foreign Affiliates listed on Schedule 1.1(b) to be sold and purchased under this
                             ---------------
Agreement are sometimes referred to as the "Foreign Assets" and are included within the Subject Assets.

          (c) The following assets shall be excluded from the Subject Assets:

________________________________________________________________________________

          (i) assets and property disposed of by Seller since the date of the Base Balance Sheet in the ordinary course of business and such other assets, if any, as have been disposed of pursuant to this Agreement and pursuant to the Patterns Purchase Agreement; and

          (ii) Seller's corporate franchise, stock record books, corporate record books containing minutes of meetings of directors and stockholders and such other records as have to do exclusively with Seller's organization or stock capitalization.

          (iii)  The Buyer is not purchasing any assets of the Foreign
                              ---
Affiliates that are not listed on Schedule 1.1(b).
                                  ---------------

     1.2  No Assumption of Liabilities.
          ----------------------------

          (a) Except to the extent expressly assumed pursuant to Section 1.2(b) below, Buyer does not assume and shall not be liable for any debt, obligation, responsibility or liability of Seller or any Foreign Affiliate (as defined below), or any claim against any of the foregoing, whether known or unknown, contingent or absolute. Without limiting the foregoing sentence, Buyer shall have no responsibility with respect to the following, whether or not disclosed in a schedule hereto:

              (i) liabilities and obligations related to or arising from transactions between Seller or any Foreign Affiliate on the one hand and any officer, director or stockholder of Parent or any Affiliate (for the purposes of this Agreement, an Affiliate means any person or organization controlled by, controlling, or under common control with Parent, including the Foreign Affiliates);

              (ii) liabilities and obligations of Seller, Parent or any Affiliate for taxes of any kind, including sales, use, value added or other taxes related to or arising from the transfers contemplated hereby;

              (iii) liabilities and obligations of Seller, Parent or any Affiliate for damage or injury to person or property based upon events occurring prior to the date of Closing;

              (iv) liabilities and obligations to employees of Seller, Parent or any Affiliate, whether for accident, disability, or workers compensation insurance or benefits, benefits under employee benefit plans, or obligations related to or resulting from severance of employment by any of them, whether or not subsequently hired by Buyer, other than the liabilities listed on Schedule
                                                                      --------
1.2(b)(ii);
----------

              (v)    workmen's liens on any of the Subject Assets;

              (vi) liabilities incurred by Seller, Parent or any Affiliate of Parent in connection with this Agreement and the transactions provided for herein, including counsel and accountant's fees and expenses pertaining to its liquidation or the performance by Seller of its obligations hereunder;

________________________________________________________________________________

              (vii) liabilities of Seller or any Foreign Affiliate to Parent or any Affiliate (however, there shall be a purchase price adjustment pursuant to Section 1.3(b) with respect to certain amounts advanced by Parent or an Affiliate); and

              (viii) liabilities of Seller or any Foreign Affiliate with respect to any options, warrants, agreements or convertible or other rights to acquire any shares of its capital stock of any class.

     The foregoing liabilities not being assumed are sometimes hereafter referred to as the "Excluded Liabilities".

          (b) Buyer shall assume responsibility for:

              (i) the performance of contracts of Seller or any Foreign Affiliate specifically listed on or of the types described by category on
Schedule 1.2(b)(i) (the "Assumed Contracts"); and
------------------

              (ii)   the liabilities listed on Schedule 1.2(b)(ii) (the "Assumed
                                               -------------------
Liabilities").

The foregoing assumption of liabilities by Buyer hereunder shall be treated as independent of Buyer's existing business and shall not enlarge any rights of third parties under contracts or arrangements with Buyer or Seller or any of their respective subsidiaries or the Foreign Affiliates.

     1.3  Purchase Price and Payment.
          ---------------------------

          (a) Subject to the provisions of this Agreement, the Seller agrees to sell and Parent agrees to cause each Foreign Affiliate to sell, and Buyer agrees to purchase, at the Closing (as defined in Section 1.4 hereof), the Subject Assets for an aggregate purchase price of $2,551,000, subject to adjustment as provided in paragraph (b) below (the "Purchase Price"). (The Purchase Price in the preceding sentence has been reduced to reflect the fact that Seller has already been paid $1 million for the Patterns Product Line Business under the Patterns Purchase Agreement.) The Purchase Price (as such amount may be adjusted as provided below), shall be paid by Buyer at the Closing by wire transfer of immediately available funds at the Closing. Seller shall designate the account(s) into which such funds are to be wired in writing at least two (2) business days prior to the Closing.

          (b) In addition, an amount equal to any net cash transferred from Parent and Domain Pharma Corporation ("Pharma") to the Seller after the Base Balance Sheet Date (as defined in Section 2.7 hereof) and before Closing, up to an aggregate maximum of $500,000, shall be paid to Parent by wire transfer of immediately available funds at Closing.

     1.4  Time and Place of Closing.  The closing of the purchase and sale
          -------------------------
provided for in this Agreement (herein called the "Closing") shall be held at the offices of Buyer on June 23,

________________________________________________________________________________

1999 or at such other place, date or time as may be fixed by mutual agreement of the parties (the "Closing Date").

     1.5  Delivery of Assumption of Liabilities.  At the Closing, Buyer shall
          -------------------------------------
deliver or cause to be delivered to Seller, among other things, an agreement to assume the Assumed Liabilities having substantially the provisions of Section 1.2(b) hereof.

     1.6  Transfer of Subject Assets.  At the Closing, Parent and Seller shall
          --------------------------
cause to be delivered to Buyer good and sufficient instruments of transfer transferring to Buyer title to all the Subject Assets, including bills of sale, assignments of leases, documents representing assignment of the Foreign Assets (each an Ancillary Document as defined in Section 2.4 hereof) and such other instruments of transfer as may be required. Such instruments of transfer (a) shall be in the form and will contain the warranties, covenants and other provisions (not inconsistent with the provisions hereof) which are usual and customary for transferring the type of property involved under the laws of the jurisdictions applicable to such transfers, (b) shall be in form and substance satisfactory to counsel for Buyer, and (c) shall effectively vest in Buyer good and marketable title to all the Subject Assets, free and clear of all liens, restrictions and encumbrances except those specifically disclosed in the schedules hereto or in the Base Balance Sheet and which Buyer has agreed herein may remain in place at and after Closing.

     1.7  Delivery of Records and Contracts.  At the Closing, Parent and Seller
          ---------------------------------
shall deliver or cause to be delivered to Buyer all of Seller's or any Foreign Affiliate's leases, contracts, commitments and rights included in the Subject Assets, with such assignments thereof and consents to assignments as are necessary to assure Buyer of the full benefit of the same. Seller shall also deliver to Buyer at the Closing all of Seller's business records, tax returns, books and other data relating to its assets, business and operations (except corporate records and other property of Seller excluded under Subsection 1.1(c)) and Seller shall take all requisite steps to put Buyer in actual possession and operating control of the assets and business of Seller. After the Closing, Buyer shall afford to Parent, Seller, Foreign Affiliates and their respective accountants and attorneys reasonable access to the books and records of Seller and the Foreign Affiliates delivered to Buyer under this Section 1.7 and shall permit Parent, Seller and Foreign Affiliates to make extracts and copies therefrom for the purpose of preparing such tax returns of Parent, Seller and Foreign Affiliates as may be required after the Closing and for other proper purposes approved by Buyer. In addition, Buyer shall cause those employees of Seller and Foreign Affiliates transferred to Buyer or any subsidiary of Buyer to cooperate as may be necessary and reasonable with Seller, Parent and any Foreign Affiliate in connection with preparing the aforementioned tax returns of Parent, Seller and Foreign Affiliates.

     1.8  Third Party Consents for Contracts with Domain Software Solutions,
          ------------------------------------------------------------------
Ltd.
---
          (a) Buyer shall after Closing carry out and complete for its own account each of the Material Contracts to the extent the same have not been performed prior thereto.

          (b) If any consent or approval of or an agreement or novation with any person who is not a party to this Agreement is required for the transfer to Buyer of the benefit or burden

________________________________________________________________________________
of any of the Material Contracts and any such consent or approval has not been received or such agreement of novation has not been entered into at or prior to
Closing:

              (i) this Agreement shall not constitute an assignment or attempted assignment of any such Material Contract whose terms would be broken by an assignment or attempted assignment;

              (ii) the transfer of each such Material Contract shall be conditional upon such consent, approval, agreement or novation which Seller and Parent and Buyer shall use all reasonable endeavors to obtain as soon as practicable;

              (iii) until such time as such consent or approval is received or such agreement or novation is entered into in each case to the reasonable satisfaction of Buyer, Seller and Parent shall be deemed to be holding the benefit thereof in trust for Buyer and Buyer shall perform and observe such Material Contract as Seller or Parent's agent. Buyer shall keep Seller and Parent fully and effectively indemnified at all times from and against all claims, proceedings, actions, losses, demands, damages, debts, liabilities, obligations, costs and expenses arising by reason of the Buyer's failure to perform and observe the terms of such Material Contract after Closing as provided in Section 7.3(a)(iv).

              (iv) Seller and Parent shall cooperate with Buyer, at the Buyer's expense, in taking such action as Buyer may reasonably require to enforce the Seller and Parent's rights under such Material Contracts; and

              (v) Seller and Parent shall receive any goods delivered pursuant to any of the Material Contracts after the Closing Date by a supplier as agent for the Buyer at the risk of Buyer and shall forthwith make the same available for collection by Buyer and Buyer shall indemnify Seller and Parent against or reimburse it for any payment required to be made by the Seller to a supplier in respect thereof after the Closing Date.

     1.9  Further Assurances.  Seller from time to time after the Closing at the
          ------------------
request of Buyer and without further consideration shall execute and deliver further instruments of transfer and assignment (in addition to those delivered under Section 1.6) and take such other action as Buyer may reasonably require to more effectively transfer and assign to, and vest in, Buyer each of the Subject Assets. To the extent that the assignment of any lease, contract, commitment or right shall require the consent of other parties thereto, this Agreement shall not constitute an assignment thereof; however, Seller shall use commercially reasonable efforts before and after the Closing to obtain any necessary consents or waivers to assure Buyer of the benefits of such leases, contracts, commitments or rights. Seller shall cooperate with Buyer to permit Buyer to enjoy Seller's rating and benefits under the workman's compensation laws and unemployment compensation laws of applicable jurisdictions, to the extent permitted by such laws. Nothing herein shall be deemed a waiver by Buyer of its right to receive an effective assignment of each of the leases, contracts, commitments or rights of Seller.

     1.10 Purchase Price Allocation.  Within sixty days after Closing, Buyer
          -------------------------
will give written notice to Parent, proposing an allocation of the purchase price among the Subject Assets

________________________________________________________________________________
for purposes of financial and tax reporting. Parent shall within thirty days after receipt of proposed allocation give written notice to Buyer of its agreement to such allocation and both parties shall file all tax returns reflecting that agreed allocation.

ARTICLE 2. REPRESENTATIONS AND WARRANTIES OF SELLER AND PARENT

     The Seller and Parent hereby jointly and severally represent and warrant to Buyer as follows:

     2.1  Organization and Qualification of Seller.  The Seller is a corporation
          ----------------------------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to own, operate or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it. The copies of the Seller's Certificate of Incorporation as amended to date ("Charter"), certified by the Delaware Secretary of State, and of the Seller's bylaws as amended to date, certified by the Seller's Secretary, copies of which have previously been delivered to Buyer, are complete and correct. The Seller is duly qualified to do business and in good standing as a foreign corporation in each of the jurisdictions identified on Schedule 2.1 and it is not required
                                           ------------
to be licensed or qualified to conduct its business or own its property in any other jurisdiction, where the failure to be so qualified would have a material adverse effect upon its business.

     2.2  Subsidiaries; Other Investments.  Domain Manufacturing SARL (the
          -------------------------------
"Subsidiary") is a corporation organized under the laws of the Republic of France all of the capital stock of which is owned by Seller. Other than the Subsidiary, Seller does not own, directly or indirectly, any capital stock of any corporation or any equity interest in any other form of business enterprise, and it is not a partner or participant in any joint venture or partnership of any kind.

     2.3  Stock Ownership and Foreign Affiliates. The Seller is a wholly-owned
          --------------------------------------
subsidiary of Parent. Domain Software Solutions Ltd. is a corporation organized under the laws of England and Wales, Domain Manufacturing Singapore Pte. Ltd. is a corporation organized under the laws of Singapore and Domain Solutions GmbH is a corporation organized under the laws of the Federal Republic of Germany. Each of those three corporations is a wholly-owned subsidiary of Domain Solutions International Holdings, Inc., a wholly-owned subsidiary of Parent. The Subsidiary, Domain Software Solutions Ltd., Domain Manufacturing Singapore Pte. Ltd. and Domain Solutions GmbH are hereafter collectively referred to as the "Foreign Affiliates".

     2.4  Authorization of Transaction.  Each of the Seller and Parent has the
          ----------------------------
full power and authority to (i) execute, deliver and perform this Agreement and the other agreements or documents to be executed and delivered pursuant to this Agreement (the "Ancillary Documents"); (ii) perform its obligations hereunder and thereunder, and (iii) carry out the transactions contemplated hereby and thereby. All necessary action, corporate or otherwise, has been taken by each of the Parent, the Seller and any Foreign Affiliate to authorize the execution, delivery and performance of this Agreement and each of the Ancillary Documents and the transactions contemplated hereby and thereby. The Agreement has been, and each Ancillary

________________________________________________________________________________

Document will be at the Closing, duly executed and delivered by the Seller and Parent or any Foreign Affiliate. The Agreement is, and it and each Ancillary Document upon the Closing will be, the legal, valid and binding obligation of each of the Seller, Parent or any Foreign Affiliate a party thereto, enforceable against it in accordance with its terms.

     2.5  Present Compliance with Obligations and Laws.  Except as set forth on
          --------------------------------------------
Schedule 2.5, neither Seller nor Parent nor any Foreign Affiliate is: (a) in
------------
violation of its Charter or bylaws or equivalent corporate organization documentation; (b) in material default in the performance of any obligation, agreement or condition of any debt instrument related to the Subject Assets which (with or without the passage of time or the giving of notice) affords to any person the right to accelerate any indebtedness or terminate any right; (c) in default of or in breach of (with or without the passage of time or the giving of notice) any other contract to which it is a party or by which it or any of the Subject Assets are bound which default is material to the Seller's business; or (d) in violation of any court order, judgment, administrative or judicial order, writ, decree, stipulation, arbitration award or injunction (collectively, "Court Orders") or any material license, permit, order, franchise agreement, concession, grant, authorization, consent or approval (collectively, "Government Authorizations") that is held by the Seller, Parent or any Foreign Affiliate applicable to Seller, the business of Seller, or the Subject Assets. The Seller is now conducting its business and the ownership and operation of its assets in compliance with material aspects of all applicable statutes, laws, ordinances, rules and regulations (collectively, "Laws"). All notices and complaints of violations or alleged violations of Law received by the Seller since January 1, 1998 are attached to Schedule 2.5 together with a description of the status and
                     ------------
disposition of such matters.

     2.6  No Conflict of Transaction With Obligations and Laws.
          ----------------------------------------------------

          (a) Except as set forth on Schedule 2.6(a), neither the execution and
                                     ---------------
delivery of this Agreement or any Ancillary Document, nor the performance of the transactions contemplated hereby or thereby, will: (i) violate any provision of the Charter or bylaws of the Seller, or Parent or any Foreign Affiliate, or any resolutions of either the Board of Directors or company body of any of them;
(ii) require any consent, approval or authorization of or declaration, filing or registration with any person other than a governmental agency as described in paragraph (b) below, including consents of parties to material loans, contracts, leases, licenses and other agreements; (iii) constitute (with or without the passage of time or giving of notice) a material breach of, or material default under, any material agreement, instrument or obligation to which the Seller, Parent or any Foreign Affiliate is a party or by which the Subject Assets are bound; (vi) result in the creation of any lien, option (including right of first refusal or first offer), encumbrance, charge, restriction, mortgage, pledge, security interest, title exception, restriction, claim or charge of any kind or character (each an "Encumbrance") upon any of the Subject Assets; (v) contravene, conflict with, or result in a violation of any Court Order or Law, or give any governmental authority, whether foreign, federal, state, local or other political subdivision or agency of any of the foregoing (each a "Government Authority"), or give any other person, the right to exercise any remedy or obtain any relief under any Court Order or Law, to which the Seller or Parent is subject or by which the Subject Assets are bound, or (vi) conflict with or result

________________________________________________________________________________
in a violation of any of the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any Government Authorization.

          (b) The execution, delivery and performance of this Agreement and the transactions contemplated hereby by the Seller, Parent and Foreign Affiliates do not require the consent, waiver, approval, authorization, exemption of or giving of notice to any Governmental Authority.

     2.7  Financial Statements.  Attached as Schedule 2.7 hereto is a copy of
          --------------------               ------------
the unaudited balance sheet of Seller dated April 30, 1999 (the "Base Balance Sheet Date"), certain line items of which have been reviewed by Seller's Accountants in accordance with procedures agreed between Seller's Accountants and Buyer's Accountants, but which balance sheet has not been audited. Said balance sheet is sometimes referred to hereinafter as the "Base Balance Sheet". The Base Balance Sheet is complete and correct and presents fairly the present financial position of the Seller on the date thereof and has been prepared in accordance with GAAP applied consistently with prior periods.

     2.8  Absence of Undisclosed Liabilities.  As of the date hereof, the Seller
          ----------------------------------
has no material liabilities of any nature, whether accrued, absolute, contingent or otherwise (including without limitation liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due), except: (a) material liabilities stated or adequately reserved against on the Base Balance Sheet, (b) liabilities not in excess of $5,000 incurred since the Base Balance Sheet Date in the ordinary course of business consistent with past practices (none of which is a claim for breach of contract, breach of duty, breach of warranty, tort, or infringement of an intellectual property right), and (c) liabilities disclosed on Schedule 2.8
                                                               ------------
hereto.

     2.9  Conduct of Business; Absence of Certain Changes.  Except as set forth
          -----------------------------------------------
on Schedule 2.9, since the Base Balance Sheet Date, the Seller has conducted its
   ------------
business only in the ordinary course of business, consistent with prior practices. Without limiting the generality of the foregoing, except as disclosed on Schedule 2.9 hereto, since the Base Balance Sheet Date there has
             ------------
not been (whether or not in the ordinary course of business, except in the case of paragraph (j)):

          (a) any Encumbrance placed on any of the Subject Assets which remains in existence on the date hereof;

          (b) any obligation incurred by the Seller outside the ordinary course of business;

          (c) any sale or other disposition other than the Patterns Product Line Business, or any agreement or other arrangement for the sale or other disposition, of any of the properties or assets of the Seller in excess of $5,000 other than in the ordinary course of business;

          (d) any capital expenditure or commitment by Seller in excess of $5,000 with respect to any individual item or in excess of $25,000 with respect to all such items, or any lease

________________________________________________________________________________
or agreement to lease any assets with an annual rental in excess of $5,000 with respect to any individual item or in excess of $25,000 with respect to all such items;

          (e) any damage, destruction or loss, whether or not covered by insurance, of any of the Subject Assets;

          (f) any increase in the compensation or other amounts payable or to become payable by the Seller to any of its officers, employees or agents; or any change in any bonus, pension or profit sharing payment, entitlement or arrangement made to or with any of such officers, employees or agents or any grant of any loans or severance or termination pay; or any change in the terms of any employment agreement or adoption of or increase in, the benefits under any employee benefit plan;;

          (g) any change in the management or supervisory personnel of the Seller;

          (h) any obligation or liability incurred by the Seller to any of its officers, directors or shareholders or those of Parent or any Affiliate, or any loans or advances made by the Seller to any of its officers, directors or shareholders, except normal compensation and expense allowances payable to officers;

          (i) any write-downs of the value of any inventory (including write-downs by reason of shrinkage or mark-down) or write-offs as uncollectible of any notes or accounts receivable, except for write-downs or write-offs that are in the aggregate less than $5,000 incurred in the ordinary course of business;

          (j) any disposal, sale, assignment or grant not in the ordinary course of business of a license of any rights to the use of or disclosure to any person other than Buyer of any Intellectual Property (as defined in Section 2.13 hereof) not theretofore a matter of public knowledge other than pursuant to confidentiality agreements;

          (k) any change in any method of accounting or accounting practice, whether or not such change was permitted by GAAP; or

          (l) any agreement, whether in writing or otherwise, to take any action described in this Section 2.9.

     2.10 Payment of Taxes.
          ----------------

          (a) Except as set forth on Schedule 2.10, Seller has duly and timely
                                     -------------
filed all Federal, state, local, and foreign, government income, excise, gross receipts and franchise tax returns, real estate and personal property tax returns, sales, use or value added tax returns, employee tax and contribution returns and all other tax returns, reports and declarations, including valid extensions therefor, or estimated taxes required to be filed by it, with respect to all applicable taxes (the "Tax Returns") including, without limitation, income, profit, franchise, sales, use, value added, real property, personal property, ad valorem, excise, employment, social security and wage withholding taxes, severance, stamp, occupation, and windfall taxes, of every

________________________________________________________________________________
kind, character or description imposed by any Governmental Authority or quasi-Governmental Authority (domestic or foreign), and any interest or fines, and any and all penalties or additions relating to such taxes, charges, fees, levies or assessments ("Taxes"). All of the Tax Returns are complete and correct in all respects. All Taxes shown to be due on such Tax Returns have been paid or are being contested in good faith by the Seller and such contest is being diligently pursued, all of which contested taxes are listed on Schedule 2.10. With respect
                                                    -------------
to all other Taxes for which no return is required or which have not yet accrued or otherwise become due, to the Seller's knowledge, adequate provision has been made in the Base Balance Sheet referred to in Section 2.7 above (as of the date thereof). The provisions for Taxes reflected in the Base Balance Sheet are adequate to cover any tax liabilities of the Seller in respect of its business, properties and operations during the periods covered by said financial statements and all prior periods. All Taxes and other assessments and levies which the Seller is required to withhold or collect have been withheld or collected and paid over or will be paid over to proper governmental authorities as required.

          (b) Each of the Foreign Affiliates has paid all national, regional or local Taxes owing by them related in any way to the Foreign Assets or which could give rise to an Encumbrance upon any of the Subject Assets.

          (c) All transfer, excise and other taxes payable to any jurisdiction by reason of the sale and transfer of the Subject Assets pursuant to this Agreement shall be paid or provided for by Parent after the Closing out of the consideration payable by Buyer hereunder.

          (d) Except as set forth on Schedule 2.10, the Tax Returns have never
                                     -------------
been examined by any Governmental Authority, including the Internal Revenue Service. The Seller is not aware of any intention on the part of any Governmental Authority to examine any of the Tax Returns. No deficiencies have been asserted or assessments made against the Seller, nor is the Internal Revenue Service nor any other Governmental Authority now asserting or, to the knowledge of the Seller or Parent, threatening to assert against the Seller any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith. The Seller has not extended the time for the filing of any Tax Return or the assessment of deficiencies or waived any statute of limitations for any year, which extension or waiver is still in effect.

          (e) Neither Seller nor Parent is a foreign real estate holding corporation subject to Section 1445 of the Internal Revenue Code of 1986.

     2.11 Title to Properties; Liens; Condition of Properties.
          ---------------------------------------------------

          (a) Neither Seller nor any Foreign Affiliate owns any real property. Set forth on Schedule 2.11 (a) is a listing of all leases under which the Seller
             -----------------
or a Foreign Affiliate leases real property as a tenant (collectively, the "Real Property") together with a description of such property, the name of the landlord and a brief description of the significant terms of each lease.

          (b) Set forth on Schedule 2.11(b) is a listing of (i) all machinery,
                           ----------------
equipment and other tangible personal property with an original cost in excess of $5,000 used or owned by the Seller; (ii) a listing of all leases under which the Seller leases any personal property requiring

________________________________________________________________________________
annual rental payments in excess of $5,000, together with a description of such property; and (iii) all machines, equipment, tangible personal property and leases thereof included in the Foreign Assets (collectively, the "Material Personal Property"). Schedule 2.11(b) lists all locations where Material
                     ----------------
Personal Property is located.

          (c) The only intangible assets and properties owned by the Seller or used in the conduct of its business are the Intellectual Property rights described in Section 2.3 hereof. The Real Property, Material Personal Property and Intellectual Property include all properties and assets (whether real, personal or mixed, tangible or intangible) reflected on the Base Balance Sheet or purchased by the Seller since the Base Balance Sheet (except for such properties or assets sold since the Base Balance Sheet Date in the ordinary course of business), and necessary to conduct the Seller's business as currently conducted.

          (d) The Seller has made available true, correct and complete copies of all leases, notices of leases, subleases, rental agreements, contracts of sale, tenancies and licenses, together with all amendments, modifications and renewals thereof, related to any of the Real Property or the Material Personal Property. All of the foregoing agreements are valid, subsisting and enforceable in accordance with their terms against the parties thereto. The Seller and each Foreign Affiliate is in material compliance with all terms and conditions of such agreements and no event has occurred nor does any circumstance exist that (with or without notice or the passage of time or both) would constitute a violation or default under any such agreements and the Seller has neither given nor received notice of any alleged violation or of any default under any such agreement.

          (e) Except as specifically disclosed on Schedule 2.11(e) or on the
                                                  ----------------
Base Balance Sheet, the Seller and each Foreign Affiliate has good and marketable title in fee simple to all of its personal property included in the Subject Assets. None of the Subject Assets is subject to any Encumbrance (other than for taxes not yet due and payable), or other adverse claim or charge or interest of any kind, except as specifically disclosed on Schedule 2.11(e) or on
                                                          ----------------
the Base Balance Sheet.

          (f) Except as set forth on Schedule 2.11(f), all of the machinery and
                                     ----------------
equipment included in the Subject Assets: (i) are in satisfactory condition, working order and repair, normal wear and tear excepted, are adequate for the uses to which they are being put, and have been adequately maintained, and (ii) substantially conform with all applicable ordinances, regulations and zoning, safety or other laws.

     2.12 Collectibility of Receivables.  Except as set forth on Schedule 2.12
          -----------------------------                          -------------
all of the accounts receivable, trade accounts, notes receivable, contract receivables, unbilled invoices and other receivables ("Receivables") of the Seller shown or reflected on the Base Balance Sheet, less a reserve for bad debts in the amount shown on the Base Balance Sheet are, and those existing on the Closing Date, are as of the Closing Date, (a) valid and enforceable claims,
(b) which arose out of transactions with unaffiliated parties, (c) fully collectible within ninety (90) days of invoice date through normal means of collection, and (d) subject to no set-off, defense or counterclaim. None of the Receivables has at any time been placed for collection with any

________________________________________________________________________________
attorney, collection agency or similar individual or entity. The reserves for doubtful accounts and the values at which Receivables are accrued on the Base Balance Sheet are and on the Closing Balance Sheet will be, accrued in accordance with GAAP applied on a basis consistent with prior financial statements of the Seller. A complete and accurate list of each Receivable accrued on the Seller's books on May 31, 1999, which lists the name, age and amount thereof, has been delivered to Buyer. An accurate summary of the aging of the Seller's Receivables on May 31, 1999 is attached as Schedule 2.12. Since the
                                                        -------------
Base Balance Sheet Date, there has not been a material change in the Seller's receivables' aging practice.

     2.13 Intellectual Property Rights.
          ----------------------------

          (a) For purposes of this Section 2.13, "Intellectual Property" means
(i) all patents, patent applications, trade marks or service marks, trade mark or service mark applications, trade names, copyrights and masks works (whether registered or unregistered) and computer software or other statutorily defined rights to intellectual property under the laws of the United States of America, or other relevant jurisdiction (collectively, "Statutory Intellectual Property"), and (ii) all trade secrets, and manufacturing and other secret processes and technologies and know-how required for or used in or related to the Subject Assets Business (collectively "Trade Secrets").

          (b) All material rights of ownership or use of Intellectual Property currently held by Seller are listed on Schedule 2.13(b) or in the case of Trade
                                       ----------------
Secrets generally described on Schedule 2.13(b).  Except as set forth on
                           --------------------
Schedule 2.13(b), Seller owns or has the right to use, without payment of any
----------------
material royalty not otherwise expressly disclosed in this Agreement or a schedule or exhibit hereto, all Intellectual Property rights necessary to or regularly used in the conduct of the business of the Seller or a Foreign Affiliate as presently conducted.

          (c) Except as set forth on Schedule 2.13(c), all rights to Statutory
                                     ----------------
Intellectual Property required to be listed in Schedule 2.13(b):
                                               -----------------

              (i) have been duly registered, filed in, or issued by, the United States Patent and Trademark Office, United States Register of Copyrights, or the corresponding offices of other countries identified on said schedule;

              (ii) have been properly maintained and renewed in accordance with all applicable laws and regulations in the United States and such foreign countries;

              (iii) in the case of patents or patent applications filed in the names of individual inventors, have been duly assigned to Seller and such assignment(s) have been recorded in the appropriate government offices;

              (iv) are owned exclusively by one or more of Seller or a Foreign Affiliate, free and clear of any licenses, sub-licenses, or Encumbrances, such that no other person has any right or interest in or license to use or right to license others, except for resellers in the ordinary course of business, to use any of the Statutory Intellectual Property;

________________________________________________________________________________

              (v) are freely transferable (except as otherwise required by law); and

              (vi) are not subject to any outstanding order, decree, judgment or stipulation.

          (d) All material copyrightable works of authorship included in the Subject Assets were developed and authored as original works of authorship either by full-time employees of Seller or a Foreign Affiliate within the normal scope of their duties as works for hire, or by third persons as works for hire under an express written agreement so stating or under a written agreement expressly transferring and assigning all rights to the Seller.

          (e) Except as set forth on Schedule 2.13(e).  The Seller and each
                                     ----------------
Foreign Affiliate has adopted measures adequate to protect their trade secrets. All noncompetition, nonsolicitation, confidentiality, nondisclosure and related covenants and agreements related to Trade Secrets to which Seller or a Foreign Affiliate is a party or which benefit Seller or Foreign Affiliate have been made available for review. All such agreements are valid, binding and enforceable against the parties thereto. There are no defaults or conditions which, after notice or lapse of time or both, would constitute a default by Seller under any such agreements or, to the knowledge of Seller or Parent, a default by any other party thereto.

          (f) All material licenses and other agreements pursuant to which any item of Intellectual Property is licensed to Seller or a Foreign Affiliate or is licensed by Seller or a Foreign Affiliate are valid, binding and enforceable. There does not exist under any such license or agreement a default or event or condition which, after notice or lapse of time or both, would constitute a default by any party thereto. None of such licenses or agreements contain any provision that would prevent use of the Intellectual Property as presently used by Seller or a Foreign Affiliate.

          (g) No proceedings to which Seller or a Foreign Affiliate is a party are pending which (i) challenge the rights of Seller or a Foreign Affiliate in respect of the Intellectual Property required to be listed on Schedule 2.13, or
                                                              -------------
(ii) charge Seller or a Foreign Affiliate with infringement of any other person's rights in Intellectual Property. To the knowledge of each of Seller and Parent, no such proceeding to which a Seller or a Foreign Affiliate is a party has been filed or is threatened to be filed.

          (h) To the knowledge of each of Seller and Parent, neither Seller nor any Foreign Affiliate is infringing upon any valid Statutory Intellectual Property rights of any other person and, to the knowledge of Seller or Parent none of the rights in Statutory Intellectual Property listed on Schedule 2.13 is
                                                                -------------
being infringed by any other person other than as set forth on Schedule 2.13(h).
                                                               ----------------
To the knowledge of each of Seller, Parent, and Foreign Affiliate, the Seller is not using or in any way making use of any Trade Secrets of any third party, including without limitation a former employer of any employee of Seller and, to the knowledge of each of Seller and Parent, no other person is using any Trade Secret of Seller without authorization.

              (i)    Except as set forth on Schedule 2.13(i), no officer or
                                            ----------------
employee of Parent, Seller, or any Foreign Affiliate owns, directly or indirectly, in whole or in part, any Intellectual

________________________________________________________________________________

Property right which Seller has used, is presently using, or the use of which is reasonably necessary to the business of Seller as presently conducted or which constitutes part of the Subject Assets.

     2.14 Contracts and Commitments.
          -------------------------

          (a) Except for contracts, commitments, plans, agreements and licenses described in Schedule 2.14(a), Seller is not a party to or subject to any
             ----------------
contract, agreement or commitment (written or oral):

               (i) for the purchase of any commodity, material, equipment or asset, yet to be performed by Seller(except for purchase orders in the ordinary course of business involving payments of less than $5,000 each);

               (ii) creating any obligations of the Seller after the Base Balance Sheet Date which call for payments of more than $5,000 during any month for agreements without a fixed term or more than $25,000 over the term of the agreement for agreements with a fixed term other than leases and other than agreements which are terminable at will without penalty;

               (iii) providing for the purchase of all or substantially all of its requirements of a particular product from a supplier;

               (iv) which by its terms does not terminate or is not terminable without premium or penalty by the Seller (or its successor or assign) (except for software license agreements and reseller agreements in the ordinary course of business) upon ninety (90) days notice;

               (v) for the sale or lease of its products not made in the ordinary course of business;

               (vi) with any sales agent or distributor of products of the Seller;

               (vii) containing covenants limiting the freedom of the Seller to compete in any line of business or with any person or entity;

               (viii) for a license or franchise (except for software license agreements and reseller agreements in the ordinary course of business) (as licensor or licensee or franchisor or franchisee);

               (ix) involving any arrangement or obligation with respect to the return of inventory or merchandise, other than (A) on account of a defect in condition, (B) failure to conform to the applicable contract by either party to such applicable contract or (C) maintenance cancellation by Seller for failure of licensee to install current software revisions;

               (x)    with the United States government; or

               (xi)   which is material to the assets or business of the Seller.

________________________________________________________________________________

          (b) Each of the contracts, commitments, plans, agreements and licenses described in Schedule 2.14(a) ("each a Material Contract") is valid, binding and enforceable against the Seller and, to the knowledge of the Seller, against the other parties thereto; the Seller is in full compliance with all terms and conditions of each Material Contract; and, except as set forth on Schedule
                                                                  --------
2.14(b), no event has occurred or circumstance exists that (with or without
-------
notice or the passage of time or both) would constitute a violation of or default under such Material Contract by the Seller or by the other party or parties thereto, and the Seller has neither given nor received notice of any alleged violation of or default under any such Material Contract.

          (c) Except as set forth on Schedule 2.14(c), to the knowledge of each
                                     ----------------
of the Seller and Parent, the Seller is not a party to any Material Contract or order for the sale of goods or the performance of services which, if performed by the Seller in accordance with its terms, could only be performed by the Seller with a negative gross profit margin or which has no reasonable likelihood of being performed within the time limits therein provided.

          (d) Set forth on Schedule 2.14(d) is a  list of each contract,
                           ----------------
commitment, agreement or license included within the Foreign Assets which, if Seller were a party thereto would have been required to be included on Schedule
                                                                       --------
2.14(a).  Each of the representations in paragraph (b) and (c) above is also
-------
true with respect to the Foreign Affiliate a party thereto for each contract, commitment plan, agreement or license included in the Foreign Assets.

          (e) Schedule 2.14(e) lists every material supplier of the Seller and
              ----------------
the Foreign Affiliates and the amount of business with that supplier. (For purposes hereof, a supplier is material if during calendar 1998, it accounted for more than three percent by value of the non pay-roll purchases of the Seller and Foreign Affiliates on a consolidated basis for such year. Schedule 2.14(e) also lists the material customers of Seller. For purposes hereof, a customer is material if it was included in the list provided to Buyer of the software license purchases for the period beginning in the second quarter of 1997 through the first quarter of 1999 (excluding the fourth quarter of 1997) representing in aggregate approximately 68% of the Seller's license revenue for that period.) Since January 1, 1998, neither the Seller nor any Foreign Affiliate has experienced any material change ( whether termination, cancellation, limitation or modification or other change) in any business relationship with any material supplier or material customer, nor have any of them received notice or otherwise become aware that any such material customer or material supplier intends to materially reduce or change the terms of doing business with Seller or the Foreign Affiliate or to terminate any agreement with Seller or any Foreign Affiliate where such action has had or would have a material adverse effect on their business.

          (f) The total backlog of the Seller (including all accepted and unfulfilled sales orders) is not materially less than the backlog amount set forth on Schedule 2.14(f), and the aggregate of all outstanding purchase orders
         ----------------
issued by the Seller (including all contracts or commitments for the purchase by the Seller of materials or other supplies) is not materially more than the purchase order amount set forth on such Schedule 2.14(f). All such sales and
                                        ----------------
purchase commitments were made in the ordinary course of business.

     2.15 ERISA and Employee Benefits
          ---------------------------

________________________________________________________________________________

          (a) Except as set forth on Schedule 2.15, neither Seller nor any ERISA
                                     -------------
Affiliate (i) maintains or ever has maintained any Plan or Other Arrangement,
(ii) is or ever has been a party to any Plan or Other Arrangement or (iii) has obligations under any Plan or Other Arrangement.

          (b) Neither Seller nor any ERISA Affiliate has ever contributed to a Multiemployer Plan, an ESOP or a Defined Benefit Plan.

          (c) Seller and its ERISA Affiliates have made all contributions and other payments required by and due under the terms of each Plan and Other Arrangement and have taken no action (including, without limitation, actions required by Law) relating to any Plan or Other Arrangement that will increase Buyer's, Seller's or any ERISA Affiliate's obligation under any Plan or Other Arrangement.

          (d) Seller and its ERISA Affiliates have complied with all applicable provisions of the Code, ERISA, the National Labor Relations Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Fair Labor Standards Act, the Securities Act, the Securities Exchange Act of 1934, and all other Laws pertaining to the Plans, Other Arrangements and other employee or employment related benefits, and all premiums and assessments relating to all Plans or Other Arrangements. Seller has no liability for any delinquent contributions with the meaning of Section 515 of ERISA (including, without limitation, related attorneys' fees, costs, liquidated damages and interest) or for any arrearages of wages.

          (e) Other than as disclosed on Schedule 2.20, Seller and its ERISA
                                         -------------
Affiliates have no pending unfair labor practice charges, contract grievances under any collective bargaining agreement, other administrative charges, claims, grievances or lawsuits before any court, governmental agency, regulatory body, or arbiter arising under the Law governing any Plan, and there exist no facts that could give rise to such a claim.

          (f) For purposes of this Section 2.15 and Section 4.2 hereof, the following terms shall have the indicated meanings:

              (i)   "Code" means the Internal Revenue Code of 1986, as amended,
                     ----
and all Laws promulgated pursuant thereto or in connection therewith.

              (ii)  "Defined Benefit Plan" means a Plan that is or was a
                     --------------------
"defined benefit plan" as such term is defined in Section 3(35) of ERISA.

              (iii) "ERISA" means the Employee Retirement Income Security Act of
                     -----
1974, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

              (iv)  "ERISA Affiliate" means any member of a controlled group or
                     ---------------
affiliated service group (as defined in Section 414(a), (c), (m) and (o) of the Code).

________________________________________________________________________________

               (v)    "ESOP" means an "employee stock ownership plan" as such
                       ----
term is defined in Section 4975(e)(7) of the Code.

               (vi)   "Multiemployer Plan" means a "multiemployer plan" as such
                       ------------------
term is defined in Section 3(37) of ERISA.

               (vii)  "Other Arrangement" means a benefit program or practice
                       -----------------
providing for bonuses, incentive compensation, vacation pay, severance pay, insurance, restricted stock, stock options, employee discounts, company cars, tuition reimbursement or any other perquisite or benefit (including, without limitation, any fringe benefit under Section 132 of the Code) to employees, officers or independent contractors that is not a Plan.

               (viii) "Pension Plan" means an "employee pension benefit plan" as
                       ------------
such term is defined in Section 3(2) of ERISA.

               (ix)   "Plan" means any plan, program or arrangement, whether or
                       ----
not written, that is or was an "employee benefit plan" as such term is defined in Section 3(3) of ERISA and (a) which was or is established or maintained by Seller or any ERISA Affiliate; (b) to which Seller or any ERISA Affiliate contributed or was obligated to contribute or to fund or provide benefits; or
(c) which provides or promises benefits to any person who performs or who has performed services for Seller or any ERISA Affiliate and because of those services is or has been (i) a participant therein or (ii) entitled to benefits thereunder.

               (x)    "Qualified Plan" means a Pension Plan that satisfies, or
                       --------------
is intended by Seller to satisfy, the requirements for tax qualification described in Section 401 of the Code.

     2.16 Employee Relations.
          ------------------

          (a) The Seller and Parent have agreed to release from employment each of the employees of Seller or a Foreign Affiliate listed on Schedule 2.16, and
                                                            -------------
Buyer has agreed to offer each of those persons new employment. Other than as shown on Schedule 2.16, there is no contingent liability for sick leave,
         ---------------
vacation time, or severance pay to any of the individuals listed thereon. The Seller or Parent will be solely responsible for any severance pay obligation under any contract, informal agreement or policy of Seller or any Affiliate arising out of the termination of any employee of Seller or a Foreign Affiliate not listed on Schedule 2.16 or the execution, delivery and performance of this
              -------------
Agreement and the consummation of the transactions contemplated hereby, but Buyer shall be responsible for any severance payment obligation to any employee listed on Schedule 2.16 who accepts employment with Buyer as a result of actions
          -------------
by Buyer after the Closing Date, plus those obligations specifically provided for in Section 6.2 hereof.

          (b) Schedule 2.16 sets forth the rates of compensation (including all
              -------------
bonus compensation) of each of the employees listed thereon. Except as set forth on Schedule 2.16, there are no currently effective consulting or employment agreements or other material agreements with any of those persons to which Seller, Parent or any Affiliate of Parent is a party.

________________________________________________________________________________

          (c) Except as indicated on Schedule 2.16, none of the employees shown
                                     -------------
on Schedule 2.16, is covered by any collective bargaining agreement with any
   -------------
trade or labor union, employees' association or similar association. Each of the Seller and each Foreign Affiliate has complied in all material respects with applicable laws, rules and regulations relating to the employment of such employees, including without limitation those relating to wages, hours, unfair labor practices, discrimination, and payment of social security and similar taxes. There are no representation elections, arbitration proceedings, labor strikes, slowdowns or stoppages, material grievances or other labor troubles pending, or, to the knowledge of the Seller, overtly threatened, with respect to those employees.

     2.17 Environmental Matters. Except for commercially reasonable quantities
          ---------------------
of office supplies, Seller has never generated, transported, used, stored, treated, disposed or, or managed any Hazardous Material, to the knowledge of Parent and Seller, Seller has no material liability under, nor has Seller ever violated in any material respect, any federal or applicable or foreign state environmental law. For purposes of this Section 2.17, "Hazardous Material" means any hazardous waste, hazardous material, hazardous substance, petroleum product, oil, toxic substance, pollutant, or contaminant, as defined or regulated under any Federal, state or any foreign environmental law, or any other substance which may pose a threat to the environment or to human health or safety.

     2.18 Government Authorizations. The Seller holds all Government
          -------------------------
Authorizations which are required to own its properties and assets and to permit it to conduct its businesses as presently conducted. All such Government Authorizations are listed on Schedule 2.18 hereto, together with the applicable
                             -------------
expiration date, and are now, and will be after the Closing, valid and in full force and effect, and, to the extent permitted by law, Buyer shall have full benefit of the same. No proceeding is pending or, to the knowledge of the Seller or Parent, threatened seeking the revocation or limitations of any Government Authorization.

     2.19 Warranty or Other Claims.
          ------------------------

          (a) Except as set forth on Schedule 2.19(a), neither the Seller nor
                                     ----------------
Parent knows of any existing or threatened claims, or any facts upon which a claim is likely to be asserted, against the Seller for services or merchandise which are defective or fail to meet any service or product warranties. No claim has been asserted against the Seller for material renegotiation or price redetermination of any business transaction, and neither the Seller nor Parent has knowledge of any facts upon which any such claim is likely to be asserted.

          (b) All products that were designed, manufactured or sold by the Seller complied with applicable contracts, agreed product specifications, Laws and standards (whether Seller, government or industry) and there are no defects in such products beyond what is generally accepted within the software industry.
Schedule 2.19(b) sets forth the Seller's experience with returns of products
----------------
sold by the Seller for fiscal years 1997 and 1998 and for the portion of the current fiscal year (including claims or notices that products may or will be returned, whether by reason of alleged overshipments, defective merchandise or otherwise).

________________________________________________________________________________

     2.20 Litigation. Except for matters described in Schedule 2.20 hereto,
          ----------                                  -------------
there is no action, suit, claim, proceeding, investigation or arbitration proceeding pending (or, to the knowledge of the Seller or Parent, threatened) against or otherwise involving the Seller, any Foreign Affiliate or any of the Subject Assets or any of the officers, directors, former officers or directors, employees, shareholders or agents of the Seller (in their capacities as such) and there are no outstanding Court Orders to which the Seller is a party or by which any of the Subject Assets are bound, which (a) question this Agreement or any Ancillary Documents or any action to be taken hereby or thereby or affect the transactions contemplated hereby, or (b) materially restrict the present business properties, operations, prospects, assets or condition, financial or otherwise, of the Seller or (c) will result in any materially adverse change in the business, properties, operations, prospects, assets or the condition, financial or otherwise, of the Seller. Neither the Seller nor Parent has any reason to believe that any such action, suit, proceeding, investigation or arbitration proceeding may be brought against the Seller.

     2.21 Borrowings and Guarantees. Except as shown on Schedule 2.1 hereto,
          -------------------------                     ------------
there are no agreements or undertakings pursuant to which the Seller (a) is borrowing or is entitled to borrow any money, (b) is lending or has committed itself to lend any money, or (c) is a guarantor or surety with respect to the obligations of any person. Complete and accurate copies of all such written agreements have been delivered to Buyer.

     2.22 Insurance.
          ---------

          (a) The Seller or Parent maintains (i) insurance on all of Seller's property (including leased or owned) real or personal property that insures against loss or damage by fire or other casualty (including extended coverage) and (ii) insurance against liabilities, claims and risks of a nature and in such amounts as are normal and customary in its industry.

          (b) Schedule 2.22 contains a complete and correct list of all policies
              -------------
of insurance maintained by or on behalf of the Seller (including insurance providing benefits for employees) in effect on the date hereof, together with complete and correct information with respect to the premiums, coverages, insurers, expiration dates, and deductibles in respect of such policies.
Schedule 2.22 also sets forth any other insurance policies in effect at any time
-------------
during the five year period ended on the Base Balance Sheet Date under which the Seller or Parent may currently be entitled to assert a claim in connection with any of the Subject Assets.

          (c) Except for amounts deductible under the policies of insurance described on Schedule 2.22 or with respect to risks assumed as a self-insurer
             -------------
and described on such Schedule, the Seller is not, nor has the Seller at any time been subject to any liability as a self-insurer of the business or assets of the Seller.

          (d) Except as set forth on Schedule 2.22, there are no claims pending
                                     -------------
under any of said policies, or disputes with insurers, and all premiums due and payable thereunder have been paid, and all such policies are in full force and effect in accordance with their respective terms. Schedule 2.22 also sets forth
                                                  -------------
the insurance claims expenses of the Seller or Parent in connection with any of the Subject Assets since January 1, 1997. No notice of cancellation or termination has been received with respect to any such policy and there is no basis upon which

________________________________________________________________________________
the insurance company would have the right to terminate any such policy during the policy term and no notice relating to non-renewal reduction of coverage or increase in premium has been received by the company with respect to any such policy. The Seller has not been refused any insurance with respect to assets or operations, nor has its coverage been limited by any insurance carrier with which it has applied for any such insurance or with which it has carried insurance. Neither the Seller nor Parent has knowledge of any insurance carrier's insolvency or inability to perform its obligations or pay any claims pursuant to any of the insurance policies maintained by the Seller.

          (e) Except as set forth on Schedule 2.22, the Seller has no current or
                                     -------------
prior insurance policy which remains subject to a retrospective adjustment of the premiums payable thereunder.

     2.23 Finder's Fee. Neither the Seller nor Parent has incurred or become
          ------------
liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement, other than any fee owed to Downer & Company by Seller.

     2.24 Transactions with Interested Persons. Except as set forth on Schedule
          ------------------------------------                         --------
2.24 and except for any interest less than or equal to 1% in any publicly traded
----
corporation subject to the reporting requirements of the Securities and Exchange Act of 1934, no officer, supervisory employee, director or stockholder of the Seller, Parent or Foreign Affiliate, or their respective spouses or children,
(i) owns, directly or indirectly, on an individual or joint basis, any interest in, or serves as an officer or director of, any customer, competitor or supplier of the Seller or Foreign Affiliate or any organization which has a contract or arrangement (written or oral) with the Seller or Foreign Affiliate, or (ii) has any contract or agreement (written or oral) with the Seller or Foreign Affiliate, and all such agreements are on arms-length terms.

     2.25 Absence of Sensitive Payments. Neither the Seller, Parent, nor any
          -----------------------------
Foreign Affiliate has, nor to the knowledge of the Seller or Parent have any of their directors, officers, agents, stockholders or employees or any other person associated with or acting on their behalf:

          (a) made or agreed to make any solicitations, contributions, payments or gifts of funds or property to any governmental official, employee or agent where either the payment or the purpose of such solicitation, contribution, payment or gift was or is illegal under the laws of the United States, any state thereof, or any other jurisdiction (foreign or domestic) or prohibited by the policy of the Seller or of any of its suppliers or customers;

          (b) established or maintained any unrecorded fund or asset for any purpose, or has made any false or artificial entries on any of its books or records for any reason; or

          (c) made or agreed to make any contribution or expenditure, or reimbursed any political gift or contribution or expenditure made by any other person to candidates for public office, whether federal, state or local (foreign or domestic) where such contributions were or would be a violation of applicable Law.

     2.26 Year 2000.
          ---------

________________________________________________________________________________

           (a) The current release of the software constituting part of the Subject Assets and described in Schedule 2.26 attached hereto has been
                                 -------------
designated by Seller as Year 2000 compliant, as of the specified Year 2000 compliant version number, and is capable of satisfying the following criteria when used in accordance with the associated documentation provided with the software, and provided that all hardware, firmware and software used in combination with such Year 2000 compliant software properly exchange accurate date data with the Year 2000 compliant software:

                (i) no value for current date causes interruptions in normal operations;

                (ii) all manipulations of calendar-related data (dates, durations, days of week, etc.) produces valid results for all valid date values within the application domain;

                (iii) date elements in interfaces and data storage permit specifying century to eliminate ambiguity; and

                (iv) for any date element represented without century, the correct century is unambiguous for all manipulations involving that element.

     2.27  Copies of Documents. To the extent requested by Buyer, complete and
           -------------------
correct copies of any underlying documents listed or described in this Article 2 or any Schedules delivered pursuant to this Article, together with all amendments, renewals and modifications related thereto, have been delivered or otherwise made available to Buyer.

     2.28  Disclosure of Material Information. Neither this Agreement nor the
           ----------------------------------
financial statements (including the footnotes thereto), any Schedule, any exhibit, document or certificate delivered by or on behalf of the Seller or Parent pursuant hereto contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements herein or therein not misleading, nor to the knowledge of the Parent or Seller is there is any fact which materially adversely affects the business or condition (financial or otherwise), properties or operations of the Seller or the Subject Assets which has not been set forth herein (including any Schedule, exhibit, document or certificate delivered by or on behalf of the Seller or Parent pursuant hereto).

ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF BUYER.

     Buyer hereby represents and warrants to Parent as follows:

     3.1   Organization of Buyer. Buyer is a corporation duly organized, validly
           ---------------------
existing and in good standing under the laws of the State of Delaware with full power and authority to own, operate or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it.

     3.2   Authorization of Transaction. All necessary action, corporate or
           ----------------------------
otherwise, has been taken by Buyer to authorize the execution, delivery and performance of this Agreement and each of the Ancillary Documents, and the Agreement is the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

________________________________________________________________________________

     3.3   No Conflict of Transaction With Obligations and Laws.
           ----------------------------------------------------

           (a) Neither the execution, delivery and performance of this Agreement, nor the performance of the transactions contemplated hereby, will:
(i) constitute a breach or violation of the Buyer's Charter or bylaws; (ii) require any consent, approval or authorization of or declaration, filing or registration with any person other than a Governmental Authority described in paragraph (b) below; or (iii) conflict with or constitute (with or without the passage of time or the giving of notice) a breach of, or default under any debt instrument to which Buyer is a party, or give any person the right to accelerate any indebtedness or terminate, modify or cancel any material right; (iv) constitute (with or without the passage of time or giving of notice) a default under or breach of any other material agreements, instrument or obligation to which the Buyer is a party or by which it or its assets are bound; or (v) result in a violation of any Law or Court Order applicable to Buyer or its business or assets.

           (b) The execution, delivery and performance of this Agreement and the transactions contemplated hereby by Buyer do not require the consent, waiver, approval, authorization, exemption of or giving of notice by Buyer to any Governmental Authority.

     3.4   Litigation. There is no litigation pending or, to the knowledge of
           ----------
Buyer, threatened, against Buyer which will have a material adverse effect on its properties, assets or business or which would prevent or hinder the consummation of the transactions contemplated by this Agreement.

     3.5   Finder's Fees. Buyer has not incurred or become liable for any
           -------------
broker's commission or finder's fee related to or in connection with the transactions contemplated by this Agreement.


ARTICLE 4. COVENANTS OF THE PARTIES.

     The Seller, Parent and Buyer hereby mutually covenant and agree as follows:

     4.1   Conduct of Business. Between the date of this Agreement and the
           -------------------
Closing, unless Buyer shall otherwise consent in writing the Seller will conduct its business only in the ordinary course of business consistent with past practice and refrain from changing or introducing any method of management or operations except in the ordinary course of business and consistent with prior practices, making any purchase, sale or disposition of any asset or property other than in the ordinary course of business, or other action which will materially reduce the assets or increase the liabilities of the Seller or create any Encumbrance upon the Subject Assets

     4.2   Employee/Employee Compensation.
           ------------------------------

           (a) Parent agrees to cause the Seller to discharge when due all compensation and benefits to any employee under all pay and compensation practices applicable to the business of the Seller and under any employment agreements payable in the ordinary course of business, except to the extent assumed by Buyer on Schedule 1.2.
                    ------------

________________________________________________________________________________

          (b) Other than as provided in Section 4.4 hereof, Seller and Parent shall be solely responsible for any severance pay obligation under any contract arising out of the termination of any employee not listed on Schedule 2.16 or
                                                             -------------
the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated.

     4.3  ERISA and Employee Benefits.
          ---------------------------

          (a) Buyer does not assume responsibility for any of the Plans or Other Arrangements of Seller and its ERISA Affiliates. In its discretion and subject to the rules of its own employee benefit plans as in effect from time to time, Buyer will provide benefit coverage to employees who its hires. Seller and its ERISA Affiliates retain responsibility for all of the Plans and Other Arrangements of itself and its ERISA Affiliates.

          (b) Seller and its ERISA Affiliates will be solely responsible to provide COBRA continuation coverage with respect to all current and former employees who are not hired by Buyer and Buyer will be responsible for COBRA only with respect to employees who its hires.

          (c) Seller will fully vest all employees to be hired by Buyer in their benefits in qualified plans in which they participate and will permit such employees, subject to their completing appropriate elections, to transfer their fully vested balances to eligible individual account plans (as provided in the Code).

          (d) All defined terms referred to in this Section 4.3 shall have the meanings ascribed thereto in Section 2.15 hereof.

     4.4  Certain Employment Costs. Buyer agrees to assume responsibility for up
          ------------------------
to an aggregate maximum of $375,000 payable to the Chief Executive Officer, Chief Financial Officer and Vice President Sales as severance costs as a result of a change in control of Seller to the extent those three officers become entitled to any amounts of such costs pursuant to the terms of the Seller's existing Retention and Severance Agreements with those officers, but shall not otherwise have any responsibility for any other amounts owing to those officers under those agreements.

     4.5  Cooperation on Certain Matters Post Closing
          -------------------------------------------

          (a) Buyer, Parent and Seller shall cooperate in order to minimize any liability of Parent to HRM Ltd. ("HRM") after December 23, 1999 caused by inability to release or sublet the premises located at 3998 Florida Atlantic Boulevard, Suite 200, Boca Raton, Florida (the "Lease") or early termination of the Lease. Any such liability to HRM shall be borne equally by Buyer and Parent.

          (b) Parent and Seller shall cooperate with Buyer in connection with the return by Buyer to Oracle Corporation ("Oracle") of certain software licensed by Oracle to Seller and in connection with obtaining a refund from Oracle to Buyer with respect to certain license fees.

________________________________________________________________________________

           (c) Buyer, Parent and Seller shall cooperate in order to work out an arrangement in connection with certain source code escrow agreements whereby the rights, responsibilities and costs associated with those escrow agreements would be appropriately allocated between the parties.

           (d) Buyer, Seller and Parent shall cooperate to obtain consent of Rational Software Corporation to the assignment by Parent of the Products License Agreement with Domain Solutions Corporation as Licensee dated November 21, 1997 and all software licenses thereunder.

           (e) Buyer shall cause any employees of Seller transferred to Buyer or any subsidiary of Buyer to cooperate with Seller and Parent in connection with the winding down and ultimate dissolution of Seller and each of the Foreign Affiliates.

           (f) Buyer, Seller and Parent shall cooperate and Parent shall cause Pharma to cooperate in order to work out a space sharing arrangement with Pharma in connection with certain office premises in England whereby those employees retained by Buyer in England shall continue to share office space with Pharma employees until the expiration of the lease of such premises and Buyer shall contribute towards the cost of the leased premises (including utilities) on the basis of the proportionate square footage utilized.


ARTICLE 5. CONDITIONS TO OBLIGATIONS OF BUYER.

     The obligations of Buyer to consummate this Agreement and the transactions contemplated hereby are subject to the condition that on or before the Closing the actions required by this Article 5 will have been accomplished.

     5.1   Representations; Warranties; Covenants. Each of the representations
           --------------------------------------
and warranties of each of the Seller and Parent contained in Article 2 shall be true and correct as though made on and as of the Closing Date and each of the Seller and Parent shall, on or before the Closing have performed all of their obligations hereunder which by the terms hereof are to be performed by them on or before the Closing. Parent shall have delivered to Buyer a certificate of Parent dated as of the Closing to the foregoing effect.

     5.2   Release of Encumbrances. All Encumbrances on the assets or business
           -----------------------
of the Seller shall be released as of the date of the Closing.

     5.3   Proprietary Information Agreements. As a condition to their
           ----------------------------------
employment by Buyer, the persons listed on Schedule 2.16 shall have executed and delivered to Buyer the Proprietary Information Agreement having substantially the terms of Exhibit A attached hereto (the "Proprietary Information Agreements "). In addition, Seller shall assign the benefit of any and all nondisclosure agreements entered into by Seller with each of its past and present employees.

________________________________________________________________________________

     5.4   Consents of  Third Parties. The Seller and Parent shall have obtained
           --------------------------
all necessary consents to consummation of the transactions contemplated hereby, including without limitation those set forth on Schedule 2.6(a).
                                                ---------------

     5.5   Opinion of Parent's Counsel.
           ---------------------------

           (a) At the Closing, Buyer shall have received from Hogan & Hartson, LLP, counsel for Parent and Seller, an opinion dated as of the Closing, substantially in the form set forth as Exhibit B hereto.
                                       ---------

           (b) In rendering the foregoing opinion such counsel may state their opinions on specific matters of fact to the best of their knowledge and, to the extent they deem such reliance proper, may rely on (i) certificates of public officials, (ii) certificates, in form and substance satisfactory to Buyer and its counsel, of officers of the Seller or Parent, and (iii) an opinion or opinions of other counsel satisfactory to Buyer and its counsel, which opinions are in form and substance satisfactory to Buyer and its counsel. In the event such counsel for Parent rely upon any such certificate or opinion, a counterpart of each thereof shall be delivered to Buyer and its counsel.

     5.6   Real Property Leases; Leasehold Title Insurance. Buyer shall have
           -----------------------------------------------
received a Consent to Assignment of Lease from Seller's landlord's mortgagee of the leased premises in Burlington, Massachusetts and a Consent to Sublease from HRM Ltd, Parent's landlord of the leased premises in Boca Raton, Florida on terms satisfactory to Buyer.

     5.7   Absence of Certain Litigation. There shall not be any (a) injunction,
           -----------------------------
restraining order or order of any nature issued by any court of competent jurisdiction which directs that this Agreement or any material transaction contemplated hereby shall not be consummated as herein provided, (b) suit, action or other proceeding by any federal, state, local or foreign government (or any agency thereof) pending before any court or governmental agency, or threatened to be filed or initiated, wherein such complainant seeks the restraint or prohibition of the consummation of any material transaction contemplated by this Agreement or asserts the illegality thereof or (c) suit, action or other proceeding by a private party pending before any court or governmental agency, or threatened to be filed or initiated, which in the reasonable opinion of counsel for Buyer is likely to result in the restraint or prohibition of the consummation of any material transaction contemplated hereby or the obtaining of an amount in payment (or indemnification) of material damages from or other material relief against any of the parties or against any directors or officers of Buyer, in connection with the consummation of any material transaction contemplated hereby.

     5.8   No Bankruptcy. The Seller shall not (i) have commenced a voluntary
           -------------
case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or substantially all of its property, or have consented to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or have made a general assignment for the benefit of its creditors, or (ii) have an

________________________________________________________________________________
involuntary case or other proceeding commenced against it seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereinafter in effect or seeking the appointing of a trustee, receiver, liquidator, custodian or similar official of it or substantially all of its property or (iii) have an attachment placed on all or a significant portion of its assets.

ARTICLE 6. CONDITIONS TO OBLIGATIONS OF SELLER AND PARENT.

     The obligations of the Seller and Parent to consummate this Agreement and the transactions contemplated hereby are subject to the condition that on or before the Closing the actions required by this Article 6 will have been accomplished.

     6.1   Representations; Warranties; Covenants. Each of the representations
           --------------------------------------
and warranties of Buyer contained in Article 3 shall be true and correct as though made on and as of the Closing Date and Buyer shall, on or before the Closing, have performed all of its obligations hereunder which by the terms hereof are to be performed by it on or before the Closing. Buyer shall have delivered to Parent a certificate of Buyer dated as of the Closing to the foregoing effect.

     6.2   Absence of Certain Litigation. There shall not be any (a) injunction,
           -----------------------------
restraining order or order of any nature issued by any court of competent jurisdiction which directs that this Agreement or any material transaction contemplated hereby shall not be consummated as herein provided, (b) suit, action or other proceeding by any federal, state, local or foreign government (or any agency thereof) pending before any court or governmental agency, or threatened to be filed or initiated, wherein such complainant seeks the restraint or prohibition of the consummation of any material transaction contemplated by this Agreement or asserts the illegality thereof or (c) suit, action or other proceeding by a private party pending before any court or governmental agency, or threatened to be filed or initiated, which in the reasonable opinion of counsel for Seller and Parent is likely to result in the restraint or prohibition of the consummation of any material transaction contemplated hereby or the obtaining of an amount in payment (or indemnification) of material damages from or other material relief against any of the parties or against any directors or officers of Seller or Parent, in connection with the consummation of any material transaction contemplated hereby.

     6.3   No Bankruptcy. Buyer shall not (i) have commenced a voluntary case or
           -------------
other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or substantially all of its property, or have consented to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or have made a general assignment for the benefit of its creditors, or (ii) have an involuntary case or other proceeding commenced against it seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereinafter in effect or seeking the appointing of a trustee, receiver, liquidator, custodian

________________________________________________________________________________
or similar official of it or substantially all of its property or (iii) have an attachment placed on all or a significant portion of its assets.

ARTICLE 7.    INDEMNIFICATION

     7.1  Definitions  For purposes of this Article 7:
          -----------

     "Losses" means all losses, damages (including, without limitation, punitive and consequential damages), fines, penalties, liabilities, payments and obligations, and all expenses related thereto. Losses shall include any reasonable legal fees and costs incurred by any of the Indemnified Persons subsequent to the Closing in defense of or in connection with any alleged or asserted liability, payment or obligation, whether or not any liability or payment, obligation or judgment is ultimately imposed against the Indemnified Persons and whether or not the Indemnified Persons are made or become parties to any such action.

     "Buyer's Indemnified Persons" means the Buyer, its parent, subsidiary and affiliated corporations, their respective directors, officers, employees, stockholders and agents, the Seller after the Closing, and any person serving as a director, officer, employee or agent of the Seller at Buyer's request after the Closing.

     "Indemnified Person" means any person entitled to be indemnified under this
Article 7.

     "Indemnifying Person" means any person obligated to indemnify another person under this Article 7.

     "Parent's Indemnified Persons" means the Parent, Seller, the Affiliates of Parent and their respective directors, officers, employees, stockholders and agents.

     "Third Party Action" means any written assertion of a claim, or the commencement of any action, suit, or proceeding, by a third party as to which any person believes it may be an Indemnified Person hereunder.

     7.2  Indemnification by Seller and Parent.
          ------------------------------------

          (a) Subject to the limitations in paragraph (b) below, each of the Seller and Parent, jointly and severally agrees to defend, indemnify and hold harmless Buyer's Indemnified Persons from and against all Losses directly or indirectly incurred by or sought to be imposed upon any of them:

             (i) resulting from or arising out of any breach of any of the representations or warranties (other than those in Sections 2.1, 2.4, and, solely to the extent relating to title, Section 2.11) made by the Seller and Parent or either of them in or pursuant to this Agreement or in any agreement, document or instrument executed and delivered pursuant hereto or in connection with the Closing; provided that, for the purpose of this Section 7.2, any qualification of such representations and warranties by reference to the materiality of matters stated therein, and any limitations of such representations and warranties as being "to the

________________________________________________________________________________
knowledge of" or "known to" or words of similar effect, shall be disregarded in determining any inaccuracy, untruth, incompleteness or breach thereof;

             (ii) resulting from or arising out of any breach of any of the representations or warranties made by Parent or Seller pursuant to Sections 2.1, 2.4, and, solely to the extent related to title, Section 2.11;

             (iii) resulting from or arising out of any breach of any covenant or agreement made by Parent or Seller any of them in or pursuant to this Agreement;

             (iv) in respect of any liability or obligation of the Seller or any Foreign Affiliate not expressly assumed by Buyer under this Agreement, which liabilities and obligations not assumed remain the sole responsibility of Seller;

             (v) resulting from or arising out of any liability, payment or obligation arising out of any litigation or similar matter required to be described on Schedule 2.20, including any governmental or third party claims for
             -------------
damages or clean up costs under any environmental laws arising out of the operations of the Seller on or before the Closing Date;

             (vi) resulting from or arising out of the intentional misrepresentation or breach of warranty of the Seller or Parent or any intentional failure of the Seller or Parent to perform or comply with any covenant or agreement of the Seller or Parent, respectively;

             (vii) resulting from or arising out of any liability, payment or obligation in respect of any taxes of any kind or description (including interest and penalties with respect thereto) or any obligations under any employee benefit plan owing by the Seller, Parent, or any Foreign Affiliate, or Buyer as successor to Seller or any Foreign Affiliate, for all periods, or portions thereof, ending on or before the Closing Date, except to the extent of reserves with respect thereto on the Base Balance Sheet or any liability or obligation in respect of any taxes of any kind arising out of the transaction, including without limitation, Massachusetts excise tax;

             (viii) resulting from or arising out of any Third Party Action (including a binding arbitration or an audit by any taxing authority with respect to taxes covered in paragraph (vii) above), that it is instituted or threatened against any of Buyer's Indemnified Persons.

          (b) The right to indemnification under paragraph (a) is subject to the following limitations:

             (i) Parent shall have no liability under paragraph (a) unless one or more of the Buyer's Indemnified Persons gives written notice to the Parent asserting a claim for Losses, including reasonably detailed facts and circumstances pertaining thereto, before the expiration of the period set forth below:

                   (A) for claims under clauses (i), (v) and (viii) (insofar as a claim under clause (viii) relates to any matter included

________________________________________________________________________________
                         under clause (i) or (v)) of paragraph (a) above,) a period of two years from the Closing Date;

                   (B) for claims under clauses (iii), (vii) and (viii) (insofar as a claim under clause (viii) relates to any matter included under clause (iii) or (vii)) of paragraph (a) above, for so long as any claim may be made in respect of such matters under any applicable statute of limitations, as it may be extended; and

                   (C) for claims under clauses (ii), (iv) and (vi) of paragraph (a) above, without limitation as to time;

except that, for any claim based upon a covenant or undertaking which by its terms is to be performed after the Closing, then the period above shall commence on the date when such covenant or agreement should have been performed.

             (ii) Indemnification for claims under paragraph (a) above (other than under clauses (a)(ii), (iv), (vi), (vii) or (viii) (insofar as the claim relates to any matter included under clause (a)(ii), (iv), (vi) or (vii)) shall be payable by Parent only if the aggregate amount of all Losses hereunder by Buyer's Indemnified Persons shall exceed $75,000 (the "Basket"), at which point Seller and Parent shall be responsible for all Losses, including the Basket. The aggregate liability for indemnification under paragraph (a) above (other than under clauses (a)(ii), (iv), (vi) and (vii) (insofar as the claim relates to any matter included under clause (a)(ii), (iv) or (vi)) shall not exceed $500,000.

             (iii) The gross amount with respect to a claim for indemnification for which the Seller and Parent may be liable to a Buyer's Indemnified Person pursuant to this Article 7 shall be reduced by any insurance proceeds actually recovered by or on behalf of the Indemnified Person on account of the indemnifiable Loss.

          (c) In order to secure the obligations of the Seller and the Parent hereunder the Parent shall arrange for the issuance of a letter of credit by a national bank with assets of greater than one billion dollars mutually agreeable to Buyer and Seller in the face amount of $500,000 which shall be confirmed and irrevocable for a period of one year substantially in the form of Exhibit C.
                                                                  ---------

     7.3  Indemnification by Buyer.
          ------------------------

          (a) Subject to the limitations in paragraph (b) below, from and after the Closing Date, Buyer shall indemnify and hold harmless Parent's Indemnified Persons from any and all Losses directly or indirectly incurred by or sought to be imposed upon them:

             (i) resulting from or arising out of any breach of any of the representations or warranties made by Buyer, in or pursuant to this Agreement or in any

________________________________________________________________________________
agreement, document or instrument executed and delivered pursuant hereto or in connection with the Closing;

             (ii) resulting from or arising out of any breach of any covenant or agreement made by Buyer in or pursuant to this Agreement; or

             (iii) resulting from or arising out of any liability, payment or obligation in respect of any taxes owing by Buyer attributable to the Subject Assets of any kind or description (including interest and penalties with respect thereto) for all periods, or portions thereof, starting after the Closing Date;

             (iv) in respect of any liability or obligation of Seller expressly assumed by Buyer hereunder pursuant to Section 1.2(b); and

             (v) resulting from the conduct of Buyer in connection with operation of the business related to the Subject Assets after the Closing.

             (vi) for an amount equal to 50% of all liability directly or indirectly incurred by Parent after December 22, 1999 under the terms of the Lease.

          (b) The right to indemnification under paragraph (a) is subject to the following limitations:

             (i) Buyer shall have no liability under paragraph (a) above unless a Parent's Indemnified Person gives written notice to Buyer asserting a claim for Losses, including reasonably detailed facts and circumstances pertaining thereto, before the expiration of the period set forth below:

                (A) for claims under clause (i) of paragraph (a) above, two years from the Closing Date;

                (B) for claims under clause (ii) of paragraph (a) above, for so long as any claim may be made in respect of such matters under any applicable statute of limitations as it may be extended; and

                (C) for claims under clause (iii), (iv) and (v) of paragraph (a)
                    and under Paragraph (c) below without limitation as to time.

             (ii) Indemnification for claims under paragraph (a)(i) above shall be payable only if the aggregate amount of all Losses by Seller's Indemnified Persons shall exceed $75,000 (the "Basket") at which point Buyer will be responsible for all Losses, including the Basket. Buyer's aggregate liability for indemnification under paragraph (a)(i) shall not exceed $500,000.

________________________________________________________________________________
                                                                         Page 30

          (c) In the event that prior to Closing Parent is unable to obtain a full and unconditional release of its obligation to guarantee Seller's performance under that certain Lease dated June 8, 1998 between Burlington Crossing Office LLC and Manufacturing (the "Burlington Lease"), Buyer hereby agrees to indemnify and hold harmless Parent from and against any and all losses, claims, damages, liabilities, costs and expenses (including reasonable attorneys' fees and the cost and expenses of enforcing such indemnification against Parent) arising out of or based upon or for or in respect of Parent's guaranty of the Burlington Lease which may arise from and after the Closing Date.

     7.4  Defense of Third Party Actions.
          ------------------------------

          (a) Promptly after receipt of notice of any Third Party Action, any person who believes he, she or it may be an Indemnified Person will give notice to the potential Indemnifying Person of such action. The omission to give such notice to the Indemnifying Person will not relieve the Indemnifying Person of any liability hereunder unless it was prejudiced thereby, nor will it relieve it of any liability which it may have other than under this Article 7.

          (b) Upon receipt of a notice of a Third Party Action, the Indemnifying Person shall have the right, at its option and at its own expense, to participate in and be present at the defense of such Third Party Action, but not to control the defense, negotiation or settlement thereof, which control shall remain with the Indemnified Person, unless the Indemnifying Person makes the election provided in paragraph (c) below.

          (c) By written notice within forty-five (45) days after receipt of a notice of a Third Party Action, an Indemnifying Person may elect to assume control of the defense, negotiation and settlement thereof, with counsel reasonably satisfactory to the Indemnified Person; provided, however, that the Indemnifying Person agrees (i) to promptly indemnify the Indemnified Person for its expenses to date, and (ii) to hold the Indemnified Person harmless from and against any and all Losses caused by or arising out of any settlement of the Third Party Action approved by the Indemnifying Person or any judgment in connection with that Third Party Action. The Indemnifying Persons shall not in the defense of the Third Party Action enter into any settlement which does not include as a term thereof the giving by the third party claimant of an unconditional release of the Indemnified Person, or consent to entry of any judgment except with the consent of the Indemnified Person.

          (d) Upon assumption of control of the defense of a Third Party Action under paragraph (c) above, the Indemnifying Person will not be liable to the Indemnified Person hereunder for any legal or other expenses subsequently incurred in connection with the defense of the Third Party Action, other than reasonable expenses of investigation.

          (e) If the Indemnifying Person does not elect to control the defense of a Third Party Action under paragraph (c), the Indemnifying Person shall promptly reimburse the Indemnified Person for expenses incurred by the Indemnified Person in connection with defense of such Third Party Action, as and when the same shall be incurred by the Indemnified Person.

________________________________________________________________________________
                                                                         Page 31

          (f) Any person who has not assumed control of the defense of any Third Party Action shall have the duty to cooperate with the party which assumed such defense.

     7.5  Miscellaneous.
          -------------

          (a) Buyer's Indemnified Persons shall be entitled to indemnification under Section 7.2(a) and Parent's Indemnified Persons shall be entitled to indemnification under Section 7.3(a), regardless of whether the matter giving rise to the applicable liability, payment, obligation or expense may have been previously disclosed to any such person unless expressly disclosed on each particular Schedule requiring such disclosure.

          (b) If any Loss is recoverable under more than one provision hereof, the Indemnified Person shall be entitled to assert a claim for such Loss until the expiration of the longest period of time within which to assert a claim for Loss under any of the provisions which are applicable.

          (c) Buyer may, at its options, recover any amount owing by the Parent for indemnification hereunder by setoff against any amounts that may otherwise be due from the Buyer or the Seller to the Parent, or any of them, whether hereunder or otherwise; provided that Buyer shall not be required to recover such claims in such manner and may proceed against the Indemnified Party at any time or times for recovery of indemnification claims.

     7.6  Payment of Indemnification.   Claims for indemnification under this
          --------------------------
Article 7 shall be paid or otherwise satisfied by Indemnifying Persons within thirty (30) days after notice thereof is given by the Indemnified Person. Any amount which may become due and payable to any of the Buyer's Indemnified Persons under Section 7.2(a) shall first be paid or otherwise satisfied out of the Escrow Fund until the same has been exhausted. Any claims in excess of the Escrow Fund may be satisfied by whatever remedy is available at law or equity.

ARTICLE 8.  TERMINATION OF AGREEMENT.

     8.1  Termination.  At any time prior to the Closing, this Agreement may be
          -----------
terminated (a) by mutual consent of the parties, (b) by either side if there has been a material misrepresentation, breach of warranty or breach of covenant by the other side in its representations, warranties and covenants set forth herein, (c) by Buyer if the conditions stated in Article 5 have not been satisfied at or prior to the Closing, (d) by the Parent if the conditions stated in Article 6 have not been satisfied at or prior to the Closing, or (e) by either side if the Closing shall not have occurred and the transactions contemplated hereby consummated by June 30, 1999 provided that the right to terminate under this clause (e) shall not be available to any parties whose breach has been the cause of such failure to close.

     8.2  Effect of Termination.  If this Agreement shall be terminated as above
          ---------------------
provided, all obligations of the parties hereunder shall terminate but any breaching party shall remain liable to a nonbreaching party for its damages. In the event that this Agreement is so terminated, each party will return all papers, documents, financial statements and other data furnished to it by or with respect to each other party to such other party (including any copies thereof made by the

________________________________________________________________________________
                                                                         Page 32
first party). Notwithstanding such termination, the provisions of Article 7 and Sections 9.2, 9.4 and 9.5 shall survive the termination of this Agreement.

     8.3  Right to Proceed.  Anything in this Agreement to the contrary
          ----------------
notwithstanding, if any of the conditions specified in Article 5 hereof have not been satisfied, Buyer shall have the right to proceed with the transactions contemplated hereby without waiving its rights hereunder and have all obligations, undertakings, agreements and other provisions of this Agreement specifically performed by the Seller and Parent and Buyer shall have the right to obtain and order such specific performance in any of the Courts in the United States or any state or political subdivision thereof. If any of the conditions specified in Article 6 hereof have not been satisfied, Parent shall have the right to proceed with the transactions contemplated hereby without waiving its rights hereunder and have all obligations, undertakings, agreements and other provisions of this Agreement specifically performed by the Buyer and Seller and Parent shall have the right to obtain and order such specific performance in any of the Courts in the United States or any state or political subdivision thereof.

ARTICLE 9.  MISCELLANEOUS.

     9.1   Survival of Warranties.  All representations, warranties, agreements,
           ----------------------
covenants and obligations herein or in any schedule, certificate or financial statement delivered by any party to another party incident to the transactions contemplated hereby are material, shall be deemed to have been relied upon by the other party and shall survive the Closing for the applicable periods set forth in Article 7 and shall be further actionable subject to the limitations set forth therein, regardless of any investigation and shall not merge in the performance of any obligation by either party hereto.

     9.2   Fees and Expenses.  Each of the parties will bear its own expenses in
           -----------------
connection with the negotiation and the consummation of the transactions contemplated by this Agreement, and no expenses of the Parent or the Seller relating in any way to the purchase and sale of stock hereunder shall be included in any account of the Seller as of the Closing or shall be charged to or paid by Buyer.

     9.3   Notices.  All notices, requests, demands and other communications
           -------
required or permitted to be given (i) hereunder by any party hereto shall be in writing and shall be deemed to have been duly given when received if delivered personally, or (ii) on the business day following the business day sent if sent by prepaid domestically recognized overnight receipted courier if sent domestically, or (iii) on the third business day following the day sent if sent by prepaid internationally recognized overnight receipted courier if sent internationally, or (iv) when receipt telephonically acknowledged if sent by telecopier transmission on a business day or, if not a business day, on the next following business day, or (v) when answered back if sent by telex, if on a business day, or if not a business day, or the next following business day, to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

     If to the Buyer, to:

________________________________________________________________________________
                                                                         Page 33

     Brooks Automation, Inc.
     15 Elizabeth Drive
     Chelmsford, MA  01824
     Attn.:  Chief Financial Officer

     with a copy to:

     Brown, Rudnick, Freed & Gesmer
     One Financial Center
     Boston, MA  02111
     Attn:  David H. Murphree, Esq.

     If to the Parent:

     Domain Solutions Corporation

     10 Maguire Road
     Suite 110
     Lexington, MA 02421
     Attn:  Chief Financial Officer

     with a copy to:

     Hogan & Hartson L.L.P.
     111 South Calvert St., Suite 1600
     Baltimore, MD  21202
     Attn.:  Michael J. Silver

     If (prior to Closing), to the Seller, to:

     Domain Manufacturing Corporation

     3998 FAU Blvd.
     Boca Raton, FL 33431
     Attn:  Chief Financial Officer

     With a copy to:

     Hogan & Hartson L.L.P.

     111 South Calvert St., Suite 1600
     Baltimore, MD  21202
     Attn.:  Michael J. Silver

and in any case at such other address as the addressee shall have specified by written notice. All periods of notice shall be measured from the date of delivery thereof.

________________________________________________________________________________
                                                                         Page 34

     9.4   Publicity and Disclosures.  Except as may be otherwise required for
           -------------------------
compliance with applicable stock exchange rules or securities laws, neither Buyer nor the Seller shall issue nor approve any news release or other public announcement concerning this Agreement (or any schedules or exhibits hereto) prior to the Closing without the prior written approval of the other. Subsequent to the Closing, Buyer and Parent may issue any news release, public announcement or published information or documents it deem necessary or desirable.

     9.5   Confidentiality.  The parties agree that they will keep confidential
           ---------------
and not disclose or divulge any confidential, proprietary or secret information which they may obtain from the Seller or Buyer in connection with the transactions contemplated herein, or pursuant to inspection rights granted hereunder, or reveal the financial or other terms and conditions of this Agreement unless such information is or hereafter becomes public information through means other than a default hereof by such party or is required to be disclosed by applicable law, including applicable securities laws or stock exchange rules or regulations. The obligations of this Section 9.5 shall survive any termination of this Agreement.

     9.6   Time Period.  The parties acknowledge that time is of the essence
           -----------
with respect to the fulfillment of the respective obligations of the parties hereto and the Closing of the Transaction as contemplated by this Agreement.

     9.7   Entire Agreement. This Agreement (including all exhibits or schedules
           ----------------
appended to this Agreement and all documents delivered pursuant to or referred to in this Agreement, all of which are hereby incorporated herein by reference) constitutes the entire agreement between the parties, and all promises, representations, understandings, warranties and agreements with reference to the subject matter hereof and inducements to the making of this Agreement relied upon by any party hereto, have been expressed herein or in the documents incorporated herein by reference.

     9.8   Severability.  The invalidity or unenforceability of any provision of
           ------------
this Agreement shall not affect the validity or enforceability of any other provision hereof.

     9.9   Assignability.  This Agreement may not be assigned otherwise than by
           -------------
operation of law (a) by Buyer without the prior written consent of Parent or (b) by Parent without the prior written consent of Buyer. However, any or all rights of Buyer to receive performance (but not the obligations of Buyer to Parent hereunder) and rights to assert claims against Parent in respect of breaches of representations, warranties or covenants of Parent hereunder, may be assigned by Buyer to (i) any direct or indirect subsidiary, parent or other affiliate of Buyer, or (ii) any person or entity extending credit to Buyer to finance the purchase price, but any assignee of such rights under clause (i) or clause (ii) shall take such rights subject to any defenses, counterclaims and rights of setoff to which Parent might be entitled under this Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

     9.10  Amendment  This Agreement may be amended only by a written agreement
           ---------
executed by Buyer and by Parent, acting for itself and as attorney-in-fact for the Seller.

________________________________________________________________________________
                                                                         Page 35

     9.11  Governing Law.  This Agreement shall be governed by and construed in
           -------------
accordance with the laws of the Commonwealth of Massachusetts (other than the choice of law principles thereof), except that any representations and warranties with respect to real and tangible property shall be governed by and construed in accordance with the laws of the jurisdiction where such property is situated if other than in the Commonwealth of Massachusetts.

     9.12  Remedies.  The parties hereto acknowledge that the remedy at law for
           --------
any breach of the obligations undertaken by the parties hereto is and will be insufficient and inadequate and that the parties hereto shall be entitled to equitable relief, in addition to remedies at law. In the event of any action to enforce the provisions of this Agreement, Parent shall waive the defense that there is an adequate remedy at law. Parent acknowledge that the Seller Shares are unique and cannot be obtained on the open market. Without limiting any remedies Buyer may otherwise have hereunder or under applicable law, in the event Parent refuse to perform their obligations under this Agreement, Buyer shall have, in addition to any other rights at law or equity, the right to specific performance.

     9.13  Counterparts.  This Agreement may be executed in multiple
           ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     9.14  Effect of Table of Contents and Headings.  Any table of contents,
           ----------------------------------------
title of an article or section heading herein contained is for convenience of reference only and shall not affect the meaning of construction of any of the provisions hereof.

                       [REST OF PAGE INTENTIONALLY BLANK]





________________________________________________________________________________
                                                                         Page 36

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in multiple counterparts as of the date set forth above by their duly authorized representatives.


                                    BROOKS AUTOMATION, INC.

                                    By:  /s/ Ellen B. Richstone
                                         ----------------------
                                    Ellen B. Richstone, Chief Financial Officer

                                    DOMAIN MANUFACTURING CORPORATION

                                    By:  /s/ Dean Goodermote
                                         -------------------
                                    Dean Goodermote, Chairman

                                    DOMAIN SOLUTIONS CORPORATION

                                    By:  /s/ Dean Goodermote
                                         -------------------
                                    Dean Goodermote, Chairman





________________________________________________________________________________
                                                                         Page 37

                      ASSETS FOR CASH PURCHASE AGREEMENT
                      ----------------------------------

                        List of Schedules and Exhibits
                        ------------------------------

Schedules
---------
Schedule 1.1    Foreign Assets
Schedule 1.2    Assumed Contracts and Liabilities
Schedule 2.1    Foreign Qualification
Schedule 2.5    Notices and Complaints of Violations
Schedule 2.6    Conflicting Obligations
Schedule 2.7    Base Balance Sheet
Schedule 2.8    Undisclosed Liabilities
Schedule 2.9    Certain Changes
Schedule 2.10   Taxes
Schedule 2.11   Properties
Schedule 2.12   Receivables
Schedule 2.13   Intellectual Property Rights
Schedule 2.14   Contracts and Commitment
Schedule 2.15   ERISA Employee Benefit
Schedule 2.16   Employees Relations
Schedule 2.18   Government Authorizations
Schedule 2.19   Warranty and Other Claims
Schedule 2.20   Litigation
Schedule 2.21   Borrowings and Guarantees
Schedule 2.22   Insurance
Schedule 2.24   Transactions with Interested Persons
Schedule 2.26   Year 2000 Compliant



Exhibit A       Proprietary Information Agreement
Exhibit B       Legal Opinion of Seller's Counsel
Exhibit C       Letter of Credit




________________________________________________________________________________
                                                                         Page 38